Exhibit 3.28

State of Delaware Secretary of State Division of Corporations Delivered 07:38 PM 02/12/2010 FILED 05:00 PM 02/11/2010 SRV 100141070 - 3633414 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1. Name of Limited Liability Company: WS Holdings LLC
2. The Certificate of Formation of the limited liability company is hereby amended as follows:
1. The name of the limited liability company formed hereby is Travelport Holdings, LLC.
3. The foregoing name change shall be effective upon filing.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of February, 2010.

By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
Group Vice President and Secretary

Certificate of Amendment to Certificate of Formation
of
WS HOLDINGS LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
WS HOLDINGS LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 19, 2008

/s/ Rochelle J. Boas
Name:	Rochelle J. Boas
Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:28 AM 03/25/2008 FILED 11:07 AM 03/25/2008 SRV 080351218 - 3633414 FILE

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/06/2003 030151582 - 3633414
CERTIFICATE OF FORMATION
OF
WS HOLDINGS LLC
     A. Name. The name of the limited liability company is WS Holdings LLC.
     B. Registered Office and Agent. The address of the limited liability company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
          IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of WS Holdings LLC this 6th day of March, 2003.

By:	/s/ Jamie L. Warner
	Name:	Jamie L. Warner
	Title:	Authorized Person